                                                                    Exhibit 11.1
                                                                    ------------

                            FSI INTERNATIONAL, INC.
                    COMPUTATION OF INCOME PER COMMON SHARE

                                                QUARTERS ENDED:               SIX MONTHS ENDED:
                                          ----------------------------------------------------------
                                          FEB. 25, 1995  FEB. 26, 1994  FEB. 25, 1995  FEB. 26, 1994
                                          ----------------------------------------------------------
PRIMARY:

AVERAGE SHARES OUTSTANDING                    6,230,000      5,951,156      6,170,282      5,246,663

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED
ON THE TREASURY STOCK METHOD                    547,261        402,642        528,993        401,267
                                          ----------------------------------------------------------
TOTAL                                         6,777,261      6,353,798      6,699,275      5,647,930
                                          ==========================================================
NET INCOME                                   $3,869,586     $1,484,725     $6,732,466     $2,725,322
                                          ==========================================================
PRIMARY PER SHARE AMOUNTS                         $0.57          $0.23          $1.00          $0.48
                                          ==========================================================

FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                    6,230,000      5,951,156      6,170,282      5,246,663

NET EFFECT OF DILUTIVE STOCK
OPTIONS AND WARRANTS -- BASED ON THE
TREASURY STOCK METHOD                           601,991        425,615        574,250        438,443
                                          ----------------------------------------------------------
TOTAL                                         6,831,991      6,376,771      6,744,532      5,685,106
                                          ==========================================================
NET INCOME                                   $3,869,586     $1,484,725     $6,732,466     $2,725,322
                                          ==========================================================
FULLY DILUTED PER SHARE AMOUNTS                   $0.57          $0.23          $1.00          $0.48
                                          ==========================================================
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